EXHIBIT (e)(1)(b)

AMENDED SCHEDULE A to MASTER DISTRIBUTION AGREEMENT

Dated: June 30, 2023

	Classes(1)
	A	C	I	R6
Calvert Management Series	Distribution and Service Fee	Distribution Fee/Service Fee	Distribution Fee	Distribution Fee
Calvert Emerging Markets Focused Growth Fund	0.25%	0.75/0.25%	None	None
Calvert Flexible Bond Fund	0.25%	0.75/0.25%	None	None
Calvert Floating-Rate Advantage Fund	0.25%	N/A	None	None
Calvert Global Equity Fund	0.25%	N/A	None	N/A
Calvert Global Real Estate Fund	0.25%	0.75/0.25%	None	None
Calvert Global Small-Cap Equity Fund	0.25%	0.75/0.25%	None	N/A
Calvert Responsible Municipal Income Fund	0.25%	0.75/0.25%	None	N/A
Calvert Small/Mid-Cap Fund	0.25%	0.75/0.25%	None	N/A
The Calvert Fund
Calvert Income Fund	0.25%	0.75/0.25%	None	None
Calvert Short Duration Income Fund	0.25%	0.75/0.25%	None	None
Calvert Core Bond Fund	0.25%	N/A	None	None
Calvert Ultra-Short Duration Income Fund	0.25%	N/A	None	None
Calvert High Yield Bond Fund	0.25%	0.75/0.25%	None	None
Calvert Mortgage Access Fund	0.25%	0.75/0.25%	None	None
Calvert Responsible Index Series, Inc.
Calvert US Large-Cap Core Responsible Index Fund	0.25%	0.75/0.25%	None	None
Calvert US Large-Cap Growth Responsible Index Fund	0.25%	N/A	None	None
Calvert US Large-Cap Value Responsible Index Fund	0.25%	N/A	None	None
Calvert US Mid-Cap Core Responsible Index Fund	0.25%	N/A	None	None
Calvert International Responsible Index Fund	0.25%	N/A	None	None

	Classes(1)
	A	C	I	R6
Calvert Impact Fund, Inc.	Distribution and Service Fee	Distribution Fee/Service Fee	Distribution Fee	Distribution Fee
Calvert Small-Cap Fund	0.25%	0.75/0.25%	None	None
Calvert Global Energy Solutions Fund	0.25%	0.75/0.25%	None	N/A
Calvert Global Water Fund	0.25%	0.75/0.25%	None	N/A
Calvert Green Bond Fund	0.25%	N/A	None	None
Calvert Special Investment Fund
Calvert Balanced Fund	0.25%(2)	0.75/0.25%	None	None
Calvert Bond Fund	0.25%(3)	0.75/0.25%	None	None
Calvert Equity Fund	0.25%	0.75/0.25%	None	None
Calvert Conservative Allocation Fund	0.25%	0.75/0.25%	None	None
Calvert Moderate Allocation Fund	0.25%	0.75/0.25%	None	None
Calvert Aggressive Allocation Fund	0.25%	0.75/0.25%	None	None
Calvert Focused Value Fund	0.25%	0.75/0.25%	None	None
Calvert World Values Fund, Inc.
Calvert Emerging Markets Advancement Fund	0.25%	N/A	None	N/A
Calvert Emerging Markets Equity Fund	0.25%	0.75/0.25%	None	None
Calvert International Equity Fund	0.25%	0.75/0.25%	None	None
Calvert International Opportunities Fund	0.25%	0.75/0.25%	None	None
Calvert Mid-Cap Fund	0.25%	0.75/0.25%	None	N/A

(1)The fees shown are the fees authorized by the Board to be paid to EVD under the relevant distribution plan.

(2)For Calvert Balanced Fund, the fee is applied on assets under management (AUM) over $30 million.

(3)The Master Distribution Plan for Class A Shares authorizes distribution and service fees of up to 0.25% annually.  The Board has authorized distribution and service fees of 0.20% annually.

In addition, each Fund is authorized to offer Class T shares subject to the Class T Distribution Plan. Pursuant to the Class T Distribution Plan, Funds are authorized to pay distribution fees of 0.25% annually.